Exhibit 10.44

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of [*] (the “Effective Date”) by and between JP OUTFITTERS, INC., a Delaware corporation flea JP Outfitters, LLC (the “Borrower”), and [*] (the “Lender”). The Borrower and the Lender hereby agree as follows:

Section 1. Background.

1.1. Recitals. It is the desire of the Borrower to obtain from Lender a loan facility as needed for working capital purposes.

1.2. G.A.A.P. and Uniform Commercial Code. All capitalized terms used herein shall have the meanings set forth for them in the Note or in attached Exhibit 1.2. Alt financial terms used in this Agreement, other than those defined in this Agreement, shall have the meanings given to them by generally accepted accounting principles.

Section 2. Loan Facility

2.1. Initial Loan.

(a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of Borrower herein, Lender shall make a term loan to Borrower on the date of this Agreement in the principal amount of $[*] (the “Term Loan”).

(b) Borrower shall execute and deliver to Lender a term note dated as of the Effective Date (the “Term Note”), in the principal amount set forth therein and bearing interest at such rate and payable in accordance with the terms of the Term Note and this Agreement.

2.2. Incremental Loans. Borrower and Lender may, at their discretion, agree to enter into additional loans hereunder from time to time, in such principal amounts and upon such terms and conditions as agreed upon by the parties at that time (any such loan being hereafter referred to as a “Loan”). If Borrower and Lender agree to any such Loan, Borrower shall execute and deliver to Lender an additional term note in the principal amount of such Loan and on terms and in a form consistent with the Term Note (herein, a “Note”).

2.3. Interest. Interest on funds advanced hereunder shall be due and payable by Borrower to Lender in the manner set forth as to each Loan under it respective Note.

2.4. Principal Payments: Maturity Date. The principal of each Loan shall be paid in the manner set forth in the respective Note. Each Loan shall be prepayable only in accordance with the terms and conditions of its respective Note.

2.5. Costs. Borrower shall pay to Lender any and all costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs, litigation and other expense) incurred or paid by Lender in documenting, processing and closing the Loan, and in establishing, maintaining, protecting or enforcing any of Lender’s rights or Borrower’s obligations, including, without limitation, if any, UCC and intellectual property searches and filings, any and all such costs and expenses incurred or paid by Lender in defending Lender’s title or right to any collateral or in enforcing its right to such collateral, and, all costs of filing any of the Loan Documents and financing, continuation or termination statements with respect to any collateral.

2.6. Use of Loan. Borrower shall use each Loan only for general business operations.

Section 3. Representations and Warranties.

In addition to the representations and warranties of the Borrower to the Lender contained in the Term Note, the Borrower hereby warrants and represents to the Lender for the purpose of inducing Lender to make any Loan the following:

3.1. Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

3.2. Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary company action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation, by-laws or other governing documents of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a lien on any assets of Borrower. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective tenns, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

3.3. Litigation. To the best of Borrower’s knowledge, there are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower that have not been disclosed to Lender.

3.4. Consents. The execution, delivery and performance by the Borrower of this Agreement, the Tenn Note and the Loan Documents do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency, not previously obtained or performed.

3.5. Defaults. Borrower is in compliance with all material agreements to which Borrower is a party or by which any property of Borrower is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect, and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its articles of incorporation, by-laws or other governing instruments, (b) this Agreement, the Loan Documents and all material contracts, agreement or other instruments part of this transaction to which Borrower is a party or by which it is bound; or (c) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, the prefinance or non-performance of which could reasonably be expected to have a Material Adverse Effect and the consummation of the transactions contemplated by this Agreement shall not result in such default or violation.

3.6. Untrue Statements. This Agreement does not contain any untrue statement of material fact, and this Agreement does not omit to state a material fact necessary to make the statements contained therein not materially misleading or incomplete.

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3.7. Licenses. etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

3.8. Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for (collectively, the “Permitted Liens”): (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, and (c) assets disposed of in the ordinary course of business.

3.9. Laws and Taxes. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports (or filed appropriate extensions therefore) that are required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date and Borrower has not filed for any extension of time for the payment of any tax.

3.10. Financial Condition. All financial statements relating to Borrower which have been delivered by Borrower or on its behalf to Lender are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in those financial statements, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has had a Material Adverse Effect since the submission of the most recent financial information to Lender.

3.11. ERISA. Borrower and all individuals or entities that, along with Borrower, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an “ERISA Affiliate”), are in compliance with all of their obligations to contribute to any “employee benefit plan” as that term is defined in Section 3(3) of ERISA. Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof (“Reportable Event “). “ERISA” means the federal Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time, as amended or as may be replaced by a successor statute.

3.12. Transaction.

(a) The Term Loan is exempted transactions under the Truth In Lending Act, 12 U.S.C. 1601, et seq., and the Term Loan does not violate the provisions of the applicable usury laws.

(b) Neither Borrower nor its constituent entities has any counterclaims, offsets or defenses with respect to the Term Loan, the Term Note or any other Loan Document to which it is a party.

(c) Neither Borrower’s borrowing of any Loan nor any other transaction by Borrower relating thereto, will constitute or result in a prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

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Section 4. Affirmative Covenants. Borrower covenants with, and represents and warrants to Lender, in addition to those covenants contained in the Term Note, that from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

4. l. Access to Business Information. Borrower shall maintain proper books of account and records sufficient to permits the preparation of financial statements in accordance with generally accepted accounting principles in which complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles shall be made and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Loan as it may reasonably request from time to time, and (b) communicate directly with Borrower’s officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of Borrower.

4.2. Compliance with Law. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets in all respects material to Borrower’s business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

4.3. Representations. Borrower covenants, for the term of this Agreement, that the representations set forth herein are correct and continuing and Borrower will, within fifteen (15) days of its knowledge thereof, give written notice to Lender of the existence of any event which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

4.4. Condition and Repair. Borrower shall maintain its equipment used in the operation of its business in good repair and working order and shall make all appropriate repairs, improvements and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

4.5. Insurance. At its own cost, Borrower shall obtain and maintain insurance against (a) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower.

4.6. Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

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4.7. Existence: Business. Borrower shall (a) maintain its existence as a Delaware corporation, (b) continue to engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

4.8. Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

Section 5. Negative Covenants. Borrower covenants with, and represents and warrants to, Lender that, from and after the date of this Agreement until the Obligations are paid and satisfied in full:

5.1. Indebtedness. Borrower shall not incur, create, assume or permit to exist any additional indebtedness for borrowed money (other than the Obligations or indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations).

5.2. Pledge or Encumbrance of Assets. Other than Permitted Liens, Borrower shall not create, incur, assume or permit to exist, arise or attach any lien in any present or future asset. Borrower shall not create or permit, directly or indirectly, any prohibition or restriction on the creation or existence of a lien in favor of Lender upon the assets of Borrower, nor create any contractual obligation which may restrict or inhibit Lender’s rights or abilities to sell or otherwise dispose of all or any part of any collateral after the occurrence of an Event of Default.

5.3. Guarantees and Loans. Borrower shall not and shall not permit any subsidiary to enter into any direct or indirect guarantees other than in favor of Lender or by endorsement of checks for deposit or other than in the ordinary course of business, nor make any advance or loan, including, without limitation, loans and advances to employees of Borrower, other than such advances or loans extended in the ordinary course of business as presently conducted.

5.4. Merger: Disposition of Assets. Borrower shall not without Lender’s prior consent, which consent shall not be unreasonably withheld, (a) change its capital structure, (b) merge or consolidate with any entity, (c) amend or change its articles of incorporation, by-laws, or other governing instruments or (d) sell, lease, transfer or otherwise dispose of, or grant any person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired, except for bona fide sales of inventory or dispositions of equipment in the ordinary course of business.

Section 6. Events of Default and Remedies.

6.1. Events of Default. Any of the following events shall be an Event of Default:

(a) Any representation or warranty made herein by Borrower or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing, or otherwise related to, this Agreement, the Term Note or any other Obligation shall be materially inaccurate or misleading when made or when reaffirmed; or

(b) Borrower shall default in the payment of any Obligations within ten (10) days after written notice from Lender to Borrower of such default, whether by acceleration or otherwise, time being of the essence; or

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(c) A default occurs under this Agreement which shall continue unremedied for thirty (30) days after notice from Lender to Borrower, or, an Event of Default shall occur pursuant to the terms of the Note or any Loan Documents ; or

(d) A commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower, or for any substantial part of the property of Borrower, or ordering the wind-up or liquidation of the affairs of Borrower; or the filing and pendency for 60 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower of any general assignment for the benefit of creditors; or the failure of the Borrower generally to pay its debts as such debts become due; or the taking of action by the Borrower in furtherance of any of the foregoing; or

(e) Borrower defaults under the terms of the Term Note or any other indebtedness and such default has not been cured within the time period permitted pursuant to the terms and conditions of such indebtedness, or an event occurs which shall give any creditor the right to accelerate the maturity of any such indebtedness to such creditor; or

(f) Final judgment for the payment of money is rendered against Borrower and the same remains undischarged for a period of thirty (30) consecutive days during which execution is not effectively stayed; or

(g) A reportable event (as defined in the Employee Retirement Income Security Act of 1974) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a reportable event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any plan; or the Pension Guaranty Benefit Corporation institutes proceedings to terminate any plan; or

(h) The dissolution of Borrower or the merger or consolidation of Borrower with a third party, or the lease, sale or other conveyance of a material part of the assets or business of Borrower to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by Borrower.

(i) The creation of any lien on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower including, without limitation, any property deposited with Lender.

G) In the reasonable judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations.

6.2. Remedies. If any Event of Default shall occur and be continuing:

(a) Automatically, upon the occurrence of an Event of Default, Lender may terminate its commitment, if any, to lend hereunder, declare all Obligations to be due and payable forth with, whereupon they shall forthwith become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

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(b) Lender may set off against the Obligations, any collateral, balances, credits, deposits, accounts or monies of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

(c) Lender may resort to the rights and remedies to which it is entitled under applicable law.

6.3. No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any of the Loan Documents or now or hereafter existing at law or in equity or by statute.

6.4. Agreement to Pay Attorney’s Fees and Expenses. In the event Borrower should default under any of the provisions of this Agreement and Lender should employ attorneys or incur other expenses for the collection of any Note or the enforcement of performance or observance of any obligation or agreement on the part of Borrower contained in this Agreement and the Loan Documents or in or represented by the Note, the Borrower shall on demand therefor reimburse the reasonable fee of such attorneys and such other expenses so incurred.

6.5. Delays and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. Any waiver of a breach of this Agreement shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 7. Miscellaneous Provisions.

7.1. Waiver by Borrower. Borrower waives notice of demand, presentment, protest, or notice of protest of any accounts or other collateral, and all other notices; consents to any renewals or extensions of time of payment thereof; and generally waives any and all suretyship defenses and defenses in the nature thereof and relief under valuation and appraisement laws.

7.2. Interpretation. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. Unless the context otherwise indicates, the singular includes the plural and vice versa, the masculine includes the feminine and neuter, and the pronouns “herein” and the like refer to this entire Agreement.

7.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement to the assignee, who shall thereupon have all of the rights of Lender; and Lender (or such subsequent assignee who in tum assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement. Lender may also assign partial interests or participation in this Agreement and the Loan to other persons without the consent of, or notice to Borrower. Lender may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrower which Lender may possess at any time without the consent of, or notice to Borrower. This Agreement, and all of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the parties hereto, and there are no other parties who are intended to be benefited in any way whatsoever by this Agreement.

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7.4. Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or by overnight courier delivery service, addressed as follows:

To Borrower:	JP Outfitters, Inc.
5435 Creek Road
Cincinnati, Ohio 45242
Attn: President

To Lender:	Santai Global Asset Management Limited
11/F, Fuk Chiu Factory Building, 20 Bute Street
Mongkok, Kowloon, Hong Kong
Attn: William Choi

Any party may change such address by sending notice of the change to the other party.

7.5. Complete Agreement: Counterparts. This Agreement is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof; this Agreement may be amended only by an instrument in writing which explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

7.6. Governing Law: Jurisdiction. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of this Agreement. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SIGNATURE PAGE TO FOLLOW

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JP OUTFITTERS

By:
Name:	Arnold Cohen
Its:	CEO

And

By:
Name:	William Choi
Its:	Director

SANTAI GLOBAL ASSET MANAGEMENT LIMITED

By:
William Choi, Director

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Exhibit 1.2

Definitions

“Closing Date” or “Effective Date” means December 31, 2022 or such other date as agreed upon by Borrower or Lender.

“Default” means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.

“Dollars” or”$” shall mean dollars in the lawful currency of the United States of America.

“Loan Documents” means this Agreement, the Term Note and every other document or agreement executed by any party evidencing, guarantying or securing any of any Loan; and “Loan Document” means any one of the Loan Documents.

“Material Adverse Effect” means a material adverse effect on (a) Borrower’s (i) business, property, assets, operations, prospects or condition, financial or otherwise, or (ii) ability to perform any of its payment obligations or the covenants of this Agreement, or other material obligations under this Agreement, or any of the other Loan Documents; or (b) on the enforceability of any of the rights of, remedies under, or benefits to Lender under this Agreement or the Loan Documents.

“Obligation(s)” means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Lender, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.